SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: May 7, 2016

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(Address of principal executive offices)

(847) 279-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2016, Akorn, Inc. (the “Company”) issued a press release announcing financial results, amongst other items, for the years ended December 31, 2015 and 2014 and for the quarter periods ended March 31, 2014 and 2015, June 30, 2014 and 2015, September 30, 2014 and 2015, and December 31, 2014 and 2015, respectively. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On May 7, 2016, the Audit Committee of the Board of Directors (the "Audit Committee") of Akorn, Inc. (the "Company"), upon the recommendation of the Company's management concluded that the Company's previously issued unaudited condensed consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, and the disclosures and related communications for that period, should not be relied upon because of errors in the financial statements in those associated periods.

During the finalization of the audit process with respect to the Form 10-K for the year ended December 31, 2015, the Company identified an error related to the amortization of commitment fees incurred to consummate term loan debt across the life of the term loans, that resulted in an understatement of the Company's net income for the period described above.

Management has restated the financial results for that period in the Form 10-K for the year ended December 31, 2015 which contains quarterly unaudited financial statements for the period described above. The Form 10-K for the year ended December 31, 2015 includes the required restatement disclosures as defined in Accounting Standards Codification 250-10-50.

Both management and the Audit Committee have discussed with BDO USA, LLP the matters disclosed in this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, the Company accepted Ronald M. Johnson’s withdrawal of his resignation from the Company’s Board of Directors. In a Current Report on Form 8-K that was filed with the SEC on March 12, 2015, the Company announced that Ronald M. Johnson informed the Company of his decision not to stand for reelection to the Board at the 2015 annual meeting for personal health reasons, and that Mr. Johnson agreed to be retained to provide consulting services. However, due to its ongoing restatement process, the Company did not hold an annual meeting in 2015. Mr. Johnson has continued to serve on the Board and has since recovered from his health matters.

Item 8.01 Other Events.

On May 8, 2016, the Company’s board of directors approved July 1, 2016 as the date of the Company’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m., local time, at the Company’s headquarters at 1925 W Field Ct 300, Lake Forest, IL 60045 (“Company Headquarters”). The record date for the Annual Meeting will be May 11, 2016. Qualified stockholder proposals (including proposals made pursuant to Rule 14a-18 under the Securities Exchange Act of 1934, as amended) to be presented at the Annual Meeting and included in the Company’s proxy statement and form of proxy relating to that meeting must be received at Company Headquarters, addressed to the corporate secretary, not later than May 16, 2016. For inclusion in the Company’s proxy statement, proposals must comply with applicable Louisiana law, the rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in the Company’s amended and restated bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See attached exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer

Date: May 10, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release issued by Akorn, Inc. on May 10, 2016.